UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2020

Aquestive Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38599	82-3827296
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Technology Drive
Warren, NJ 07059
(908) 941-1900
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AQST	Nasdaq Global Market

Item 1.01	Entry into a Material Definitive Agreement.

First Supplemental Indenture

On November 3, 2020 (the “Signing Date”), Aquestive Therapeutics, Inc. (the “Company”) entered into the First Supplemental Indenture (the “Supplemental Indenture”), by and among the Company and U.S. Bank National Association, as Trustee (the “Trustee”) and Collateral Agent thereunder, to the Indenture, dated as of July 15, 2019 (the “Base Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee.

Pursuant to the Base Indenture, in July 2019, the Company issued $70.0 million aggregate principal amount of its 12.5% senior secured notes due 2025 (the “Notes”) and the Company had the opportunity to issue up to $30.0 million of additional Notes under certain conditions for a total possible issuance amount of $100.0 million. Pursuant to the First Supplemental Indenture, on the tenth business day following the Signing Date and subject to the satisfaction of certain closing conditions therein, including the receipt of upfront proceeds from the Apomorphine Monetization (as defined below) (such date, the “Closing Date”), the Company and the Trustee agreed to amend the Base Indenture and, as applicable, the Notes, to (i) issue an additional $4.0 million aggregate principal amount of Notes (the “Additional Notes”) to certain holders of the Notes for no additional cash consideration; (ii) repurchase $22.5 million aggregate principal amount of Notes at 100% of the aggregate principal amount, plus accrued and unpaid interest through the date of repurchase (the “Repurchase”); (iii) conduct the Repurchase in lieu of making an Apomorphine Asset Sale Offer (as defined in the Base Indenture) to repurchase Notes; (iv) replace the existing Apomorphine Asset Sale Offer provisions with an obligation to offer to repurchase each holder’s Notes on a pro rata basis at a repurchase price in cash equal to 112.500% of the principal amount of such Notes, plus accrued and unpaid interest, if any, thereon to the repurchase date, with 30% of the amount of any future payments received by the Company in the Apomorphine Monetization; provided, however, that the Issuer shall not repurchase more than certain agreed upon amounts set forth in the Indenture from the cash proceeds from all such Apomorphine Dispositions (as defined in the Indenture); (v) increase the maximum amount of Notes issuable under the Indenture to $104.0 million aggregate principal amount; (vi) permit the Company to retain the net proceeds from the upfront payment in the Apomorphine Monetization outside of the Collateral Account (as defined in the Indenture); and (vii) modify the conditions upon which the Company may issue up to an additional $30.0 million aggregate principal amount of Notes under the Indenture as set forth below.

Pursuant to the First Supplemental Indenture, the Company has the option to issue (i) an additional $10.0 million aggregate principal amount of the Notes if the Company has received approval from the U.S. Food and Drug Administration (the “FDA”) for the Company’s drug candidate Libervant™ on or prior to December 31, 2021 (the “First Additional Notes”); provided, however, that such approval shall not require any market access or a waiver of orphan drug exclusivity, and (ii) up to an additional $30.0 million (less the amount of any First Additional Notes issued by the Company) (the “Second Additional Notes”) if the Company obtains full approval from the FDA of its product candidate Libervant™, which full approval shall include market access on or prior to December 31, 2021; in each case, subject to certain conditions, including that no event of default under the Indenture has occurred and is continuing. The Indenture previously provided that the ability of the Company to issue First Additional Notes or Second Additional Notes terminated on March 31, 2021.

The Additional Notes and Additional Warrants (as defined below) will be issued only to qualified institutional buyers within the meaning of Rule 144A under the Securities Act of 1933, as amended, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended.

Purchase Agreements

Also on the Signing Date, the Company entered into purchase agreements (the “Purchase Agreements”) with the purchasers named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell the Additional Notes to the Purchasers on the Closing Date. Additionally, pursuant to the Purchase Agreements, the Purchasers agreed to commit to purchase the First Additional Notes, assuming satisfaction of all conditions precedent to the issuance of the First Additional Notes, and at the election of the Company to issue the First Additional Notes in its sole discretion. As consideration for the Purchasers’ commitment to purchase the First Additional Notes, the Company agreed to issue Closing Date Additional Warrants (as defined below) to purchase up to 143,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) to the Purchasers on the Closing Date. The Company further agreed to issue Contingent Additional Warrants to purchase up to an additional 714,000 shares of Common Stock to the Purchasers, contingent upon the purchase of the First Additional Notes or the Second Additional Notes by such Purchasers. Also, the Company agreed to make a consent payment of $2.25 million in cash to certain of the Purchasers in consideration for their consent to the First Supplemental Indenture and the transactions contemplated thereby. The Purchase Agreements include the terms and conditions of the offer and sale of the Additional Notes and Additional Warrants, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

Warrants

In connection with the entry into the Purchase Agreement, the Company agreed to issue to the Purchasers (i) on the Closing Date, unregistered warrants (the “Closing Date Additional Warrants”) to purchase an aggregate of up to 143,000 shares of Common Stock (the “Closing Date Warrant Shares”); and (ii) contingent upon the purchase of the First Additional Notes or the Second Additional Notes by such Purchasers, unregistered warrants (the “Contingent Additional Warrants” and, together with the Closing Date Additional Warrants, the “Additional Warrants”) to purchase an aggregate of 714,000 shares of Common Stock (the “Contingent Warrant Shares” and, together with the Closing Date Warrant Shares, the “Additional Warrant Shares”). The Additional Warrants will be exercisable beginning on the date of their issuance until June 30, 2025 at an initial exercise price equal to the volume weighted average price of a single share of the Common Stock in composite trading for the principal exchange on which such securities are listed for the thirty (30) trading days ending on, but excluding, the date of issuance of the Additional Warrants. The exercise price of the Additional Warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Additional Warrants. The Additional Warrants also will contain customary change of control provisions and are exercisable on a “cashless” basis. The Additional Warrants include an obligation for the Company to use reasonable best efforts to register the Additional Warrant Shares for resale with the Securities and Exchange Commission within 90 days of their issuance and grant customary piggy-back rights to Additional Warrant holders.

Apomorphine Monetization

On the Signing Date, the Company entered into that certain Purchase and Sale Agreement, by and between the Company and MAM Pangolin Royalty, LLC (the “Royalty Purchaser”) (the “Purchase and Sale Agreement”). Pursuant to the Purchase and Sale Agreement, the Company agreed to sell to the Royalty Purchaser all of the Company’s rights to receive royalties and milestone payments under its license agreement with Sunovion Pharmaceuticals Inc. in consideration of payment by the Royalty Purchaser to the Company of (i) an up-front purchase price of $40,000,000 upon the satisfaction of the closing conditions following the Signing Date and (ii) additional contingent payments of up to $85,000,000 in the aggregate due upon the attainment of certain specified royalty and commercial targets (such transaction, the “Apomorphine Monetization”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information required by this Item 2.03 relating to the Additional Notes and the Indenture is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events

On the Signing Date, the Company issued a press release announcing the Apomorphine Monetization and the transactions contemplated by the Purchase Agreements and the First Supplemental Indenture. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company issued on November 3, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2020	Aquestive Therapeutics, Inc.

	By:	/s/ John T. Maxwell
Name: John T. Maxwell
Title: Chief Financial Officer